Exhibit 10.5

AMENDMENT TO EMPLOYMENT AND DEFERRED COMPENSATION AGREEMENT

This amendment (“Amendment”) dated as of the 10th day of January, 2006 amends that certain Employment and Deferred Compensation Agreement (the “Agreement”) between Regis Corporation, a Minnesota corporation (hereinafter referred to as the “Corporation”) and Paul D. Finkelstein (hereinafter referred to as “Employee”), dated April 14, 1998, as amended or supplemented through the date hereof.

WHEREAS, the Alberto-Culver Company, a Delaware corporation (“Distributing”), Sally Holdings, Inc., a wholly-owned subsidiary of Distributing (“Spinco”), the Corporation and a wholly owned subsidiary of the Corporation, propose to enter into certain agreements pursuant to which (i) Distributing will distribute all of the shares of Spinco common stock to the stockholders of Distributing and (ii) the Corporation (or an affiliate of the Corporation) and Spinco will merge and the Corporation will issues shares of its common stock to the former stockholders of Spinco (collectively, the “Transactions”); and

WHEREAS, in connection with the Transactions, Employee and the Corporation wish to enter into this Amendment.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual agreements hereinafter contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                       All capitalized terms used and not defined in this Amendment shall have the meanings given to them in the Agreement.

2.                                       In order to resolve all issues that could arise with respect to the Agreement by reason of the Transactions, the Employee, on behalf of the Employee and any person claiming through the Employee, and the Corporation hereby agree that the Transactions, however effected, shall not be deemed, singly, in the aggregate, or in combination with any other event, to constitute a Change in Control for purposes of the Agreement.  Accordingly, the payments and benefits to which the Employee would be entitled under the Agreement as a result of a Change in Control shall not become due or payable to the Employee as a result of the Transactions.

3.                                       In consideration for entering into this Amendment, the parties shall enter into an agreement in the form attached hereto as Exhibit A.

4.                                       Except as set forth in this Amendment, all terms of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date above first written.

REGIS CORPORATION

By:	/s/ Eric Bakken
Name: Eric Bakken
Title: Vice President

/s/ Paul D. Finkelstein
Paul D. Finkelstein

Exhibit A

[See attached Employment Agreement beginning on next page]